Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Colleen Rodriguez
Adobe
408-536-6803
corodrig@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Strong Cloud Product Adoption in Q1 FY2016 Fuels 25 Percent Year-over-year Revenue Growth

SAN JOSE, Calif. - Mar. 17, 2016 - Adobe (Nasdaq:ADBE) today reported financial results for its first quarter fiscal year 2016 ended Mar. 4, 2016.
First Quarter Financial Highlights

•	Adobe achieved record quarterly revenue of $1.38 billion, representing year-over-year growth of 25 percent.

•	Diluted earnings per share were $0.50 on a GAAP-basis, and $0.66 on a non-GAAP basis.

•	Digital Media segment revenue grew by 33 percent year-over-year to a record $932 million, with Creative revenue growing 44 percent year-over-year to a record $733 million.

•	Strong Creative Cloud adoption drove Digital Media Annualized Recurring Revenue (“ARR”) to $3.13 billion exiting the quarter, an increase of $246 million.

•	Adobe Marketing Cloud achieved strong bookings growth, and record revenue of $377 million that represents year-over-year growth of 21 percent.

•	Year-over-year operating income grew 78 percent and net income grew 200 percent on a GAAP-basis; operating income and net income both grew 48 percent on a non-GAAP basis.

•	Cash flow from operations was $498 million, and deferred revenue grew to $1.61 billion.

•	The company repurchased approximately 1.5 million shares during the quarter, returning $133 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Every day, more brands, government agencies and educational institutions globally are choosing to base their digital strategies on Adobe’s content and data platforms,” said Shantanu Narayen, Adobe president and chief executive officer. “Our exceptional performance in Q1 is an indicator of the strong momentum we are seeing across our cloud businesses as we drive the experience economy.”
“We are pleased to report another record quarter with 25 percent year-over-year revenue growth. Strong Cloud adoption drove record Creative and Marketing Cloud revenue in Q1, and better-than-expected Digital Media ARR," said Mark Garrett, Adobe executive vice president and chief financial officer. “Based on our strong Q1 results and business momentum, we are increasing our annual revenue and earnings targets for the year.”

Adobe to Webcast Earnings Conference Call
Adobe will webcast its first quarter fiscal year 2016 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.

Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to product adoption and innovation, momentum in our cloud businesses, revenue, profit, annualized recurring revenue, bookings, earnings per share and operating cash flow, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and offer products and services that meet customer requirements, introduction of new products, services and business models by competitors, failure to successfully manage transitions to new business models and markets, risks associated with the timing of revenue recognition, uncertainty in economic conditions and the financial markets, risks associated with an increased emphasis on a cloud strategy, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, and failure to realize the anticipated benefits of past or future acquisitions. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2015 ended Nov. 27, 2015, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2016.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Mar. 4, 2016, which Adobe expects to file in Mar. 2016.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2016 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo and Creative Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended
	March 4, 2016	February 27, 2015
Revenue:
Subscription	$1,070,250	$713,442
Product	201,112	290,774
Services and support	111,973	104,965
Total revenue	1,383,335	1,109,181

Cost of revenue:
Subscription	107,275	95,527
Product	20,299	19,703
Services and support	70,998	51,568
Total cost of revenue	198,572	166,798

Gross profit	1,184,763	942,383

Operating expenses:
Research and development	237,204	215,509
Sales and marketing	474,891	392,741
General and administrative	146,935	145,081
Restructuring and other charges	(419)	1,755
Amortization of purchased intangibles	18,394	14,272
Total operating expenses	877,005	769,358

Operating income	307,758	173,025

Non-operating income (expense):
Interest and other income (expense), net	4,187	3,338
Interest expense	(18,469)	(14,545)
Investment gains (losses), net	(1,169)	1,430
Total non-operating income (expense), net	(15,451)	(9,777)
Income before income taxes	292,307	163,248
Provision for income taxes	38,000	78,360
Net income	$254,307	$84,888
Basic net income per share	$0.51	$0.17
Shares used to compute basic net income per share	499,125	498,754
Diluted net income per share	$0.50	$0.17
Shares used to compute diluted net income per share	505,676	507,526

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 4, 2016	November 27, 2015
ASSETS

Current assets:
Cash and cash equivalents	$830,696	$876,560
Short-term investments	3,267,192	3,111,524
Trade receivables, net of allowances for doubtful accounts of $5,359 and $7,293, respectively	599,207	672,006
Prepaid expenses and other current assets	238,295	161,802
Total current assets	4,935,390	4,821,892

Property and equipment, net	794,876	787,421
Goodwill	5,389,000	5,366,881
Purchased and other intangibles, net	518,686	510,007
Investment in lease receivable	80,439	80,439
Other assets	178,291	159,832
Total assets	$11,896,682	$11,726,472

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$71,706	$93,307
Accrued expenses	591,821	679,884
Income taxes payable	4,458	6,165
Deferred revenue	1,563,821	1,434,200
Total current liabilities	2,231,806	2,213,556

Long-term liabilities:
Debt	1,916,831	1,907,231
Deferred revenue	44,839	51,094
Income taxes payable	261,305	256,129
Deferred income taxes	265,748	208,209
Other liabilities	94,951	88,673
Total liabilities	4,815,480	4,724,892

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	4,292,486	4,184,883
Retained earnings	7,221,083	7,253,431
Accumulated other comprehensive income (loss)	(151,679)	(169,080)
Treasury stock, at cost (100,141 and 103,025 shares, respectively), net of reissuances	(4,280,749)	(4,267,715)
Total stockholders' equity	7,081,202	7,001,580
Total liabilities and stockholders' equity	$11,896,682	$11,726,472

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	March 4, 2016	February 27, 2015
Cash flows from operating activities:
Net income	$254,307	$84,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	81,200	79,635
Stock-based compensation expense	92,306	84,193
Unrealized investment (gains) losses, net	2,047	(9,687)
Changes in deferred revenue	123,366	19,044
Changes in other operating assets and liabilities	(55,699)	(75,058)
Net cash provided by operating activities	497,527	183,015

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(160,856)	152,402
Purchases of property and equipment	(46,200)	(35,546)
Purchases and sales of long-term investments, intangibles and other assets, net	(51,786)	(14,885)
Acquisitions, net of cash	—	(800,342)
Net cash used for investing activities	(258,842)	(698,371)

Cash flows from financing activities:
Purchases of treasury stock	(150,000)	(200,000)
Cost of issuance of treasury stock, net	(149,251)	(93,697)
Proceeds from debt	—	989,280
Repayment of debt and capital lease obligations	—	(602,189)
Debt issuance costs	—	(7,718)
Excess tax benefits from stock-based compensation	14,859	33,599
Net cash provided by (used for) financing activities	(284,392)	119,275
Effect of exchange rate changes on cash and cash equivalents	(157)	(8,435)
Net decrease in cash and cash equivalents	(45,864)	(404,516)
Cash and cash equivalents at beginning of period	876,560	1,117,400
Cash and cash equivalents at end of period	$830,696	$712,884

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	March 4, 2016	February 27, 2015	November 27, 2015
Operating income:

GAAP operating income	$307,758	$173,025	$290,434
Stock-based and deferred compensation expense	91,690	86,597	81,705
Restructuring and other charges	(419)	1,755	521
Amortization of purchased intangibles and technology license arrangements	36,264	33,791	37,678
Non-GAAP operating income	$435,293	$295,168	$410,338

Net income:

GAAP net income	$254,307	$84,888	$222,705
Stock-based and deferred compensation expense	91,690	86,597	81,705
Restructuring and other charges	(419)	1,755	521
Amortization of purchased intangibles and technology license arrangements	36,264	33,791	37,678
Investment (gains) losses, net	1,169	(1,430)	(622)
Gain on sale of property assets	—	—	(21,415)
Income tax adjustments	(50,403)	18,728	(8,674)
Non-GAAP net income	$332,608	$224,329	$311,898

Diluted net income per share:

GAAP diluted net income per share	$0.50	$0.17	$0.44
Stock-based and deferred compensation expense	0.18	0.17	0.16
Amortization of purchased intangibles and technology license arrangements	0.07	0.07	0.07
Gain on sale of property assets	—	—	(0.04)
Income tax adjustments	(0.09)	0.03	(0.01)
Non-GAAP diluted net income per share	$0.66	$0.44	$0.62

Shares used in computing diluted net income per share	505,676	507,526	506,012

Non-GAAP Results (continued)

Three Months Ended
March 4, 2016
Effective income tax rate:

GAAP effective income tax rate	13.0%
Stock-based and deferred compensation expense	(2.1)%
Amortization of purchased intangibles and technology license arrangements	(0.9)%
Retroactive reinstatement of 2015 R&D tax credit	9.0%
Resolution of income tax examinations	2.0%
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.